Exhibit 4.51

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

TWENTY-FOURTH AMENDMENT TO

AGREEMENT 319-I

THIS TWENTY-FOURTH AMENDMENT TO AGREEMENT NUMBER 319-I IS ENTERED INTO THIS 8TH DAY OF AUGUST, 2012 (THE “EXECUTION DATE”), BY AND BETWEEN HUGHES NETWORK SYSTEMS, LLC, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE WHICH SHALL HEREINAFTER BE REFERED AS THE “CLIENT”, SUCCESSOR IN INTEREST TO HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION, AND AS THE OTHER PARTY SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE REFERED AS “SATMEX”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO (TOGETHER REFERRED AS THE “PARTIES”) PURSUANT TO THE FOLLOWING:

W I T N E S S E T H

WHEREAS, on January 20, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT, executed the agreement number 319-I, hereinafter the “Agreement”;

WHEREAS, up to the Execution Date, the Parties have executed Twenty Three Amendments to the Agreement in order to modify the terms and conditions of the satellite capacity provided by SATMEX to the CLIENT.

NOW THEREFORE, in consideration of the foregoing and mutual covenants contained in this Twenty-Fourth Amendment, the Parties agree as follows:

A G R E E M E N T

FIRST.  The Parties agree to [***] the satellite capacity of [***] in Satmex 6 satellite, in accordance with the following schedule:

a)             From the Execution Date the satellite capacity in transponder [***], considering a monthly fee per MHz of USD$[***]; therefore, the monthly fee for the [***] capacity is the amount of USD$ [***].

b)             From [***], the satellite capacity in transponder [***], considering a monthly fee per MHz of USD$[***]; therefore, the monthly fee for the increased capacity is the amount of USD$ [***].

Consequently, the total contracted capacity after the [***] considered in this Twenty-Fourth Amendment is [***], with a total monthly payment of USD$[***]

Therefore, the transponders related to the [***] and [***] are as follow:

[***]

	Band		Bandwith
Satellite	Region	Txdr	MHz	Term
Satmex 6	[***]	[***]	[***]	[***]
		[***]	[***]	[***]

[***]

Bandwith
Satellite	Band	Txdr	MHz	Term
Satmex 5	[***]	[***]	[***]	[***]
Satmex 6	[***]	[***]	[***]

SECOND. The Parties agree that the term of this Twenty-Fourth Amendment commence from the Execution Date and shall terminate in accordance with the terms and conditions set forth in the Seventeenth Amendment.

CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

THIRD. All notices to be provided under the Amendments and/or the Agreement shall be in accordance with the terms and conditions set forth in the Seventeenth Amendment.

FOURTH. This Twenty-Fourth Amendment, the underlying commercial relationship between the Parties, and all collateral matters relating thereto, shall be governed by, and construed in accordance with Section 33 of the Agreement.

FIFTH. Except as specifically amended hereby, the terms and conditions of the Agreement and its past Amendments, shall remain in full force and effect in accordance with its terms.

This Twenty-Fourth Amendment is signed in counterparts, one copy remaining in possession of each Party, as of the Execution Date first written above.

FOR THE CLIENT	FOR SATMEX
HUGHES NETWORK SYSTEMS	SATÉLITES MEXICANOS, S.A. DE C.V.

/s/ Philip K. O’Brien	/s/ Patricio E. Northland
PHILIP K. O’BRIEN	PATRICIO E. NORTHLAND
VICE PRESIDENT	GENERAL DIRECTOR